Exhibit 23.2

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, we hereby consent to the incorporation of our report included in this form 10-K of KeySpan Corporation and into KeySpan Corporation's previously filed Registration Statements File Nos.: 333-53657, 333-53765, 333-920003, 333-79151, 333-40472, 333-43768, 333-60294, and
333-82230.

                                     NETHERLAND, SEWELL & ASSOCIATES, INC.





                                     By: \s\Danny D. Simmons
                                         -------------------
                                          Danny D. Simmons
                                          Executive Vice President


Houston, Texas
March 14, 2003